UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2025

STAGEWISE STRATEGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-275731	61-2108075
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

Friedrichstr. 114A, 10117, Berlin, Germany

+1413-3076199

office@stagewise.net

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant's Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Independent Directors - Anna Toczko

On December 23, 2025, the Board of Directors, decided to appoint Anna Toczko as a Director of the Company.

The business background descriptions of the newly appointed Director is as follows:

Ms. Anna Toczko, age 32, holds a Bachelor’s degree in Business Administration from the University of Warsaw, Poland, where her studies focused on digital business, marketing fundamentals, and technology-driven commercial strategies. Over the past five years, Ms. Toczko has worked in a consulting and advisory capacity with digital platforms focused on technology-enabled marketing and analytics services. From 2020 to 2022, she advised early-stage companies on digital presence and online performance optimization. From 2022 to 2025, she provided product and platform advisory support to digital platforms offering marketing and analytics tools, including user experience optimization.

There are no family relationships between our new director and our current director. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new director is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 8.01 Other Events

On December 23, 2025, Stagewise Strategies Corp. (the "Company") entered into a Stock Cancellation Agreement (the "Agreement") with Victor Balan, the Company's President, Secretary, Treasurer, Director and Chief Executive Officer. Pursuant to the Agreement, Victor Balan voluntarily surrendered 1,000,000 shares of the Company's common stock for cancellation, without receiving any cash or other consideration in exchange. The Company accepted the surrender of the shares, which will be cancelled on the Company's stock ledger, thereby reducing the total number of outstanding shares of common stock. The voluntary cancellation was made without consideration as part of the Company’s broader capital restructuring efforts.

Immediately prior to the cancellation, there were 5,044,334 shares of common stock outstanding. Following the cancellation, the Company has 4,044,334 shares of common stock issued and outstanding.

As a result of the cancellation, Victor Balan now beneficially owns 1,000,000 shares of common stock, representing approximately 24.73% of the Company's issued and outstanding shares.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Exhibit No. Description

10.1* Stock Cancellation Agreement, by and between the Company and Victor Balan, dated December 23, 2025.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: December 29, 2025

STAGEWISE STRATEGIES CORP.

By:	s/ Victor Balan
Name:	Victor Balan
Title:	President, Director, Treasurer, Secretary, Principal Executive, Financial and Accounting Officer